                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [X]  Soliciting Material Pursuant to Section 240.14a-12

                            TMBR/SHARP DRILLING, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:
                                                          ----------------------


     (5)  Total fee paid:
                         -------------------------------------------------------


[ ]       Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------


     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------


     (3)  Filing Party:
                       ---------------------------------------------------------


     (4)  Date Filed:
                     -----------------------------------------------------------

                                               Filed by TMBR/Sharp Drilling Inc.
                                               Pursuant to Rule 14a-12 under the
                                               Securities Exchange Act of 1934.



FOR IMMEDIATE RELEASE               Contacts: John E. Vollmer III
                                              SVP-Corporate Development
                                              Patterson-UTI Energy, Inc.
                                              (214) 360-7800

                                              Thomas C. Brown
                                              Chairman of the Board
                                              TMBR/Sharp Drilling, Inc.
                                              (915) 699-5050


            PATTERSON-UTI ENERGY, INC. AND TMBR/SHARP DRILLING, INC.
                    RECEIVE CLEARANCE UNDER HART-SCOTT-RODINO

         SNYDER, Texas and MIDLAND, Texas - July 7, 2003 - PATTERSON-UTI ENERGY, INC. (Nasdaq: PTEN) and TMBR/Sharp Drilling, Inc. (Nasdaq: TBDI) today announced that the Federal Trade Commission and the Department of Justice granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for the proposed merger of Patterson-UTI and TMBR/Sharp.

         THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. A REGISTRATION STATEMENT RELATING TO THE PATTERSON-UTI ENERGY, INC. COMMON STOCK TO BE ISSUED TO THE TMBR/SHARP DRILLING, INC. SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING OF THE SHAREHOLDERS OF TMBR/SHARP DRILLING, INC. WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS SOON AS PRACTICABLE. WHEN FILED, COPIES OF THESE DOCUMENTS MAY BE OBTAINED FREE OF CHARGE ON THE SEC WEBSITE (www.sec.gov). WE URGE YOU TO CAREFULLY REVIEW THESE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. TMBR/SHARP, ITS DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE CONSIDERED "PARTICIPANTS IN THE SOLICITATION" OF PROXIES FROM TMBR/SHARP'S SHAREHOLDERS IN CONNECTION WITH THE TRANSACTION. INFORMATION REGARDING SUCH PERSONS AND THEIR INTERESTS IN TMBR/SHARP IS CONTAINED IN TMBR/SHARP'S PROXY STATEMENTS AND ANNUAL REPORTS ON FORM 10-K FILED WITH THE SEC. ADDITIONAL INFORMATION REGARDING THOSE PERSONS AND THEIR INTERESTS IN THE TRANSACTION MAY BE OBTAINED BY READING THE DEFINITIVE PROXY STATEMENT RELATING TO THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE. FREE COPIES OF THE DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND TMBR/SHARP'S OTHER FILINGS WITH THE SEC MAY ALSO BE OBTAINED FROM TMBR/SHARP BY DIRECTING A REQUEST TO TMBR/SHARP DRILLING, INC., 4607 W. INDUSTRIAL BLVD., MIDLAND, TEXAS 79703, ATTN:
PATRICIA R. ELLEDGE, TELEPHONE NUMBER (915) 699-5050.

         ABOUT PATTERSON-UTI ENERGY, INC.

         Patterson-UTI Energy, Inc. is the second-largest provider of onshore contract drilling services to exploration and production companies in North America. Patterson-UTI owns 340 land-based drilling rigs that operate primarily in oil and natural gas producing regions of Texas, New Mexico, Oklahoma, Utah, Louisiana, Mississippi and western Canada. Patterson-UTI Energy, Inc. is also engaged in the businesses of pressure pumping services and drilling and completion fluid services. Additionally, Patterson-UTI has a small exploration and production business that is based in Texas.

         ABOUT TMBR/SHARP DRILLING, INC.

         TMBR/Sharp Drilling, Inc. is engaged in the contract drilling of oil and gas wells in the Permian Basin of west Texas and eastern New Mexico and the exploration for, development and production of oil and natural gas in these same areas.